Exhibit 99.1

D&K Healthcare Resources Reports Q3 Fiscal 2003 Results and Provides Q4 Earnings Guidance

    ST. LOUIS--(BUSINESS WIRE)--April 28, 2003--D&K Healthcare
Resources, Inc. (Nasdaq:DKWD):

    -- Company reports one-time securitization termination costs of $2.0 million pretax, $1.2 million net of tax, or $0.08 per diluted share

    -- Including one-time costs, diluted EPS were $0.29; excluding one-time costs, diluted EPS were $0.37

    D&K Healthcare Resources, Inc. (Nasdaq:DKWD) today reported results for the fiscal 2003 third quarter ended March 31, 2003 and provided earnings guidance for the fourth quarter. As previously announced, in conjunction with its new $600 million credit agreement, the company recognized one-time securitization termination costs in the third quarter of $2.0 million pretax, $1.2 million net of tax, or $0.08 per diluted share.
    Including one-time securitization termination costs, the company reported diluted EPS of $0.29 for the third quarter of fiscal 2003 as compared to $0.49 one year ago. Excluding these one-time costs, diluted EPS were $0.37. The table below provides a summary of the third quarter results and the impact of the one-time costs.



                 Q3 Fiscal 2003 Financial Highlights
                    For the quarter ended 3/31/03
                 (in millions, except per share data)

                              Impact of     Excluding
                               One-Time      One-Time
                 Reported      Costs (1)      Costs
                -----------   -----------   ----------
Net Sales           $628.6            $-       $628.6
EBITDA (2)           $12.8            $-        $12.8
Pretax Earnings       $7.4          $2.0         $9.4
Net Income            $4.2          $1.2         $5.4
Diluted EPS          $0.29         $0.08        $0.37



    (1) In third quarter fiscal 2003, D&K Healthcare Resources, Inc. terminated an accounts receivable securitization program. One-time securitization termination costs recognized in the third quarter were $2.0 million pretax, $1.2 million net of tax, or $0.08 per diluted share.

    (2) EBITDA is defined as earnings before interest, taxes, depreciation, amortization and securitization termination costs. The company believes EBITDA is a relevant measure of financial performance. A reconciliation of EBITDA to income from operations as determined in accordance with generally accepted accounting principles appears in the supplemental information to the condensed consolidated statements of operations, included in the financial tables.

    "We are pleased with the continued progress we've made in broadening our national accounts business this quarter," said J. Hord Armstrong, III, chairman and chief executive officer of D&K Healthcare Resources. "We continue to make our efforts to diversify the composition of sales in this trade class a top priority. In addition, the completion of our new $600 million credit agreement gives us both greater capacity and greater flexibility to broaden and grow our company."

    Third Quarter Performance Review

    D&K Healthcare net sales declined 9.6 percent to $628.6 million compared to $695.2 million in the year ago third quarter. The lower sales reflect the anticipated decline in the national accounts trade class, although partially offset by higher sales in the independent and regional pharmacies and the smaller other healthcare providers trade classes.

    Independent and Regional Pharmacies

    Net sales in the independent and regional pharmacies trade class increased 3.6 percent to $286.0 million, compared to $276.0 million in the year ago period. The rate of sales growth in the third quarter was lower than the rate of growth achieved in last year's third quarter. The moderation in sales growth reflects slow growth trends in the health care sector.
    Martin D. Wilson, president and chief operating officer, commented, "As we have seen over the past several quarters, sales growth in our independent and regional business has continued to slow. Several factors contribute to this slow growth environment -- the general economic slow down, healthcare funding constraints, the impact of generic drug conversions, the impact of over-the-counter drug conversions, and fewer new drug introductions -- are all challenges facing our industry. Furthermore, we have experienced a decline in distribution center consolidation activity in our markets, which has tempered our new account wins compared to last year. We are confident that when industry growth trends improve, D&K will be well positioned to maximize all growth opportunities."
    Reflecting both industry trends and company performance to-date, D&K Healthcare reduced the outlook for sales growth in the independent and regional pharmacy trade class. The company reduced the sales growth outlook from 7 to 9 percent growth to 4 to 7 percent growth for the full year fiscal 2003.

    National Accounts (formerly National Pharmacy Chains)

    Consistent with company guidance, net sales declined 21.2 percent to $303.8 million, compared to $385.8 million a year ago. Sales trends in this trade class continue to reflect the impact of fewer attractively priced purchasing opportunities, particularly from our largest supplier in fiscal 2002.
    Comparing sales in the current quarter to the year ago quarter - excluding sales associated with attractively priced purchases from our largest supplier in fiscal 2002, which were approximately $190 million in the year ago quarter - results in sales growth of approximately
55 percent.
    This sales growth reflects ongoing efforts to broaden the composition of sales. D&K Healthcare continued to expand the array of branded pharmaceuticals it offers and broaden both the supplier and customer base. In recognition of the changing composition of this trade class, D&K Healthcare has renamed the class 'national accounts', formerly referred to as 'national pharmacy chains'.

    Company-wide Performance

    D&K Healthcare achieved a gross profit margin of 4.30 percent, compared to last year's third quarter gross profit margin of 4.36 percent. The decline results primarily from lower sales and gross margin in the national accounts division due to fewer attractively priced purchasing opportunities. Operating expenses increased slightly to 2.37 percent of sales compared to 2.11 percent last year. Income from operations as a percent of sales in the quarter declined to 1.93 percent from 2.25 percent in last year's third quarter.
    Inventory levels at March 31, 2003 declined compared to December 31, 2002 reflecting typical seasonal trends for D&K Healthcare's business. Net interest expense remained steady at $2.8 million. On a weighted average basis, third quarter fiscal 2003 interest rates were 20 basis points lower than in last year's third quarter.
    Through April 25, 2003, D&K Healthcare has repurchased 600,000 shares of its common stock at an average price of $9.78 per share, under its one million share repurchase authorization announced in September 2002.

    One-Time Securitization Termination Costs

    D&K Healthcare announced on March 31, 2003 that it had entered into a new $600 million credit facility. The credit facility, an asset-based senior secured revolving credit facility, increased the company's available credit from $430 million to $600 million. The new single credit facility replaced a $230 million revolving bank line of credit and a $200 million accounts receivable securitization program.
    One-time costs associated with terminating the accounts receivable securitization program were recognized in the third quarter of fiscal 2003. These costs totaled $2.0 million pretax, $1.2 million net of tax, or $0.08 per diluted share.
    Borrowings under the new credit facility are reported as long-term debt on the company's balance sheet. The accounts receivable securitization program had been reported as off-balance sheet financing.

    Year-to-Date Fiscal 2003 Results

    For the first nine months of fiscal 2003, diluted EPS were $0.37 compared to $1.05 for the first nine months of fiscal 2002. Amounts recognized in the first nine months of fiscal 2003 associated with the cumulative effect of an accounting change ($0.29 per diluted share) and the one-time securitization termination costs ($0.08 per diluted share) reduced diluted EPS by $0.37.
    The table below provides a summary of the fiscal 2003 nine month results, and the impact of the cumulative effect of an accounting change and one-time costs.



         Fiscal Year 2003 Nine Month Financial Highlights
                 For the Nine Months Ended 3/31/03
               (in millions, except per share data)

                                                         Excluding
                              Impact of                Effect of an
                              Cumulative                Accounting
                              Effect of   Impact of     Change and
                              Accounting   One-Time      One-Time
                 Reported     Change (1)   Costs (2)       Costs
                -----------  -----------  -----------  ------------
Net Sales         $1,693.4            -           $-      $1,693.4
EBITDA (3)           $29.2            -           $-         $29.2
Pretax Earnings      $17.1            -         $2.0         $19.1
Net Income            $5.5         $4.2         $1.2         $10.9
Diluted EPS          $0.37        $0.29        $0.08         $0.74



    (1) In first quarter fiscal 2003, D&K Healthcare Resources, Inc. implemented SFAS No. 142, "Goodwill and Other Intangible Assets". The non-cash charge associated with this accounting change recognized in the first quarter was $4.2 million net of tax, or $0.29 per diluted share.

    (2) In third quarter fiscal 2003, D&K Healthcare Resources, Inc. terminated an accounts receivable securitization program. One-time securitization termination costs recognized in the third quarter were $2.0 million pretax, $1.2 million net of tax, or $0.08 per diluted share.

    (3) EBITDA is defined as earnings before interest, taxes, depreciation, amortization and securitization termination costs. The company believes EBITDA is a relevant measure of financial performance. A reconciliation of EBITDA to income from operations as determined in accordance with generally accepted accounting principles appears in the supplemental information to the condensed consolidated statements of operations, included in the financial tables.

    Outlook

    D&K Healthcare management currently expects diluted EPS for the fourth quarter of fiscal 2003 to be within the range of $0.26 to $0.31 compared to $0.37 in the year-ago period.
    Full-year fiscal 2003 diluted EPS, including the cumulative effect of an accounting change related to the adoption of SFAS No.142 ($0.29 per diluted share) and one-time securitization termination costs ($0.08 per diluted share), are expected to be in the range of $0.63 to $0.68. Excluding the SFAS No. 142 charge and securitization termination costs, full year net EPS guidance is $1.00 to $1.05 per share. This range compares to the previous guidance range of $0.97 to $1.05. In fiscal year 2002 the company reported diluted EPS of $1.42.
    For the full year, the company targets sales of approximately $2.3 billion, net income of $14.7 to $15.4 million, excluding the cumulative effect of an accounting change related to the adoption of SFAS No. 142 and one-time securitization termination costs.

    Company Description

    D&K Healthcare Resources, Inc., is a leading wholesale distributor of pharmaceutical, healthcare and beauty aid products. Headquartered in St. Louis, the company serves independent and regional pharmacy customers in 24 states primarily in the Midwest, Upper Midwest and South, as well as national pharmacy chains, from six distribution facilities located in Missouri, Florida, Kentucky (2), Minnesota and South Dakota. In addition, D&K Healthcare offers a variety of value-added services including inventory management, cost containment services, information technology systems and specialized marketing programs. The company also owns a 70 percent equity interest in Pharmaceutical Buyers, Inc., a leading alternate-site group purchasing organization based in Boulder, CO. More information about D&K Healthcare may be found on the company's corporate Internet web site at www.dkwd.com.

    Forward-looking Statements

    This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently subject to risks and uncertainties. The company's actual results could differ materially from those currently anticipated due to a number of factors, including without limitation, the competitive nature of the wholesale pharmaceutical distribution industry with many competitors having substantially greater resources than D&K Healthcare, the company's ability to maintain or improve its operating margins with the industry's competitive pricing pressures, the company's customers and suppliers generally having the right to terminate or reduce their purchases or shipments on relatively short notice, the availability of investment purchasing opportunities, the changing business and regulatory environment of the healthcare industry in which the company operates, including manufacturer's pricing or distribution policies or practices, changes in interest rates, and other factors set forth in reports and other documents filed by D&K Healthcare with the Securities and Exchange Commission from time to time. D&K Healthcare undertakes no obligation to publicly update or revise any forward-looking statements.

    Q3 Conference Call Webcast Reminder

    Conference Call Webcast: Today, Monday, April 28, 2003 at
10:00 a.m. ET
    Webcast and Replay: www.dkwd.com or www.companyboardroom.com

    (financial tables follow)




                    D&K HEALTHCARE RESOURCES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (In thousands, except per share data)

                                      Three Months Ended
                        ---------------------------------------------
                                         (Unaudited)

                                    % of              % of
                         Mar. 31,    Net   Mar. 31,    Net      %
                           2003     Sales    2002     Sales   Change
                        ---------- ------- --------- ------- --------
Net sales                $628,618  100.00% $695,241  100.00%   -9.58%
Cost of sales             601,600   95.70%  664,894   95.64%   -9.52%
                        ----------         ---------

  Gross profit             27,018    4.30%   30,347    4.36%  -10.97%

Operating expenses         14,881    2.37%   14,672    2.11%    1.42%
                        ----------         ---------

 Income from operations    12,137    1.93%   15,675    2.25%  -22.57%

Other income (expense):
 Interest expense, net     (2,765)  -0.44%   (2,847)  -0.41%   -2.88%
 Securitization
  termination costs        (2,008)  -0.33%        -    0.00%
 Other, net                     3    0.00%     (528)  -0.08% -100.57%
                        ----------         ---------

Pretax earnings             7,367    1.17%   12,300    1.77%  -40.11%

Income tax provision       (2,947)  -0.47%   (4,770)  -0.69%  -38.22%
Minority interest            (185)  -0.03%     (228)  -0.03%  -18.86%
                        ----------         ---------

Net income                 $4,235    0.67%   $7,302    1.05%  -42.00%
                        ==========         =========

Earnings per share -
 basic                      $0.30             $0.51

Earnings per share -
 diluted                    $0.29             $0.49

Basic common shares
 outstanding               14,334            14,366
Diluted common shares
 outstanding               14,459            14,775


               Supplemental Information to the Condensed
                 Consolidated Statements of Operations

                              Three Months Ended
                          --------------------------
                          Mar. 31,          Mar. 31,
                            2003              2002
                          --------          --------
Reconciliation of
 non-GAAP financial
 measurement:

Income from operations    $12,137           $15,675
Depreciation and
 amortization                 632             1,072
Other income, net               3              (528)
                          --------          --------
EBITDA                    $12,772           $16,219
                          ========          ========


                    D&K HEALTHCARE RESOURCES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (In thousands, except per share data)

                                      Nine Months Ended
                       -----------------------------------------------
                                         (Unaudited)

                                     % of                % of
                        Mar. 31,     Net    Mar. 31,     Net     %
                          2003      Sales     2002      Sales  Change
                       ----------- ------- ----------- ------- -------

Net sales              $1,693,427  100.00% $1,816,030  100.00%  -6.75%
Cost of sales           1,624,134   95.91%  1,739,330   95.78%  -6.62%
                       -----------         -----------

  Gross profit             69,293    4.09%     76,700    4.22%  -9.66%

Operating expenses         41,931    2.48%     42,441    2.34%  -1.20%
                       -----------         -----------

 Income from operations    27,362    1.62%     34,259    1.89% -20.13%

Other income (expense):
 Interest expense, net     (8,177)  -0.48%     (7,239)  -0.40%  12.96%
 Securitization
  termination costs        (2,008)  -0.12%          -    0.00%   0.00%
 Other, net                   (34)   0.00%       (737)  -0.04% -95.39%
                       -----------         -----------

Pretax earnings            17,143    1.01%     26,283    1.45% -34.78%

Income tax provision       (6,857)  -0.40%    (10,140)  -0.56% -32.38%
Minority interest            (514)  -0.03%       (612)  -0.03% -16.01%
                       -----------         -----------

Income before
 cumulative effect of
 accounting change          9,772    0.58%     15,531    0.86% -37.08%

Cumulative effect of
 accounting change, net    (4,249)  -0.25%          -    0.00%
                       -----------         -----------

Net income                 $5,523    0.33%    $15,531    0.86% -64.44%
                       ===========         ===========

Earnings per share -
 basic

Net income before
 cumulative effect of
 accounting change          $0.67               $1.09
Cumulative effect of
 accounting change         $(0.29)                 $-
                       -----------         -----------
Net income                  $0.38               $1.09

Earnings per share -
 diluted

Net income before
 cumulative effect of
 accounting change          $0.66               $1.05
Cumulative effect of
 accounting change         $(0.29)                 $-
                       -----------         -----------
Net income                  $0.37               $1.05

Basic common shares
 outstanding               14,453              14,199
Diluted common shares
 outstanding               14,632              14,655


               Supplemental Information to the Condensed
                 Consolidated Statements of Operations

                               Nine Months Ended
                          ----------------------------
                          Mar. 31,            Mar. 31,
                            2003                2002
                          --------            --------
Reconciliation of
 non-GAAP financial
 measurement:

Income from operations    $27,362             $34,259
Depreciation and
 amortization               1,900               3,245
Other income, net             (34)               (737)
                          --------            --------
EBITDA                    $29,228             $36,767
                          ========            ========


                    D&K HEALTHCARE RESOURCES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                                  Mar. 31,  June 30,
(in thousands)                                      2003      2002
                                                 --------- ---------
                                                (unaudited)
Assets

Cash                                               $8,172   $11,754
Accounts receivable                               145,426    31,217
Inventories                                       347,566   364,244
Other current assets                                7,596     6,699
                                                 --------- ---------
   Total current assets                           508,760   413,914
Property and equipment, net                        11,342    11,104
Deferred Income taxes                                   -         -
Other assets                                       12,654     5,024
Goodwill, net of accumulated amortization          44,105    51,131
Other intangible assets, net of accumulated
 amortization                                       1,851     1,965
                                                 --------- ---------
   Total assets                                  $578,712  $483,138
                                                 ========= =========

Liabilities and Stockholders' Equity

Accounts payable                                 $203,875  $215,777
Current portion long-term debt                      1,682     2,270
Other current liabilities                          13,250    13,231
                                                 --------- ---------
   Total current liabilities                      218,807   231,278
Long-term liabilities                               3,519     2,757
Long-term debt                                    188,882    81,457
Deferred Income taxes                                   -       249
Stockholders' equity                              167,504   167,397
                                                 --------- ---------
   Total liabilities and stockholders' equity    $578,712  $483,138
                                                 ========= =========

    CONTACT: D&K Healthcare Resources, Inc., St. Louis
             Molly R. Salky, 314/290-2671
             www.dkwd.com